Exhibit 21

Subsidiaries of

LEXMARK INTERNATIONAL, INC.

Subsidiaries	State or Country of Incorporation
Aia Cloud BV	Netherlands
Aia Deutschland GmbH	Germany
Aia Holding BV	Netherlands
Aia Software BV	Netherlands
Aia Software Local Services Proprietary Limited	South Africa
Aia Software North America Inc.	Delaware
Aia Software UK Ltd	UK
Atalasoft, Inc.	Massachusetts
CEEmark-CS Ltd	Jersey
CEEmark Limited	Jersey
Kapow Holdings, Ltd	UK
Kapow Technologies, A/S	Denmark
Kapow Technologies Holding, Inc.	Delaware
Kapow Technologies, Inc.	Delaware
Kapow Technologies, Ltd.	UK
Kofax Asia Holdings Pte. Ltd.	Singapore
Kofax Australia Pty. Ltd.	Australia
Kofax Austria GmbH	Austria
Kofax Benelux NV	Belgium
Kofax Components Corporation	Delaware
Kofax Danmark A/S	Denmark
Kofax Deutschland AG	Germany
Kofax Development GmbH	Germany
Kofax Development UK Holdings, Ltd	UK
Kofax Development UK Ltd.	UK
Kofax France SAS	France
Kofax Holding AG	Switzerland
Kofax Holdings Corp.	Delaware
Kofax Holdings International, Ltd	UK
Kofax Holdings, Ltd.	UK
Kofax, Inc.	Delaware
Kofax India Pvt. Ltd.	India
Kofax International, Inc.	Delaware
Kofax Investment Ltd.	UK
Kofax Italia S.r.l	Italy
Kofax Japan Co. Ltd.	Japan
Kofax Jersey, Ltd.	Jersey
Kofax Limited	Bermuda
Kofax London Holdings Ltd.	UK
Kofax Malaysia Sdn. Bhd.	Malaysia
Kofax ME FZE	Dubai
Kofax Mexico S. de. R.L. de C.V.	Mexico
Kofax Netherlands, B.V.	Netherlands
Kofax Northern Ireland Limited	UK
Kofax Pooling AG	Switzerland
Kofax Produtos de Imagem DO Brasil Ltda	Brazil
Kofax Resources Ltd.	UK
Kofax Schweiz AG	Switzerland
Kofax Singapore Pte. Ltd.	Singapore

Kofax Software Iberica S.A.U.	Spain
Kofax South Africa Ltd.	South Africa
Kofax Sverige, AB	Sweden
Kofax UK Ltd.	UK
Kofax US Holdings, Ltd.	UK
Kofax Vietnam Co., Ltd.	Vietnam
KOFX Portugal, S.A.	Portugal
Lexington Care, LLC	Delaware
Lexington Tooling Corporation	Delaware
Lexmark Asia Pacific Corporation, Inc.	Delaware
Lexmark Bilgi Islem Urunleri Ticaret Limited Sirketi	Turkey
Lexmark Canada, Inc.	Canada
Lexmark Chile SpA	Chile
Lexmark Danmark AS	Denmark
Lexmark Deutschland GmbH	Germany
Lexmark Enterprise Software Deutschland GmbH	Germany
Lexmark Enterprise Software France SAS	France
Lexmark Enterprise Software, LLC	Delaware
Lexmark Enterprise Software R&D B.V.	Netherlands
Lexmark Enterprise Software Sverige AB	Sweden
Lexmark Enterprise Software Sverige Services AB	Sweden
Lexmark Enterprise Software UK Ltd.	United Kingdom
Lexmark Enterprise Software USA, Inc.	Delaware
Lexmark Espana, L.L.C.	Delaware
Lexmark Espana, L.L.C. & Cia, S.C.	Spain
Lexmark Europe Holding Company I, LLC	Delaware
Lexmark Europe Holding Company, II, LLC	Delaware
Lexmark Europe S.A.R.L.	France
Lexmark Europe Trading Corporation, Inc.	Delaware
Lexmark Financial Services, LLC	Delaware
Lexmark Government Solutions, LLC	Delaware
Lexmark Handelsgesellschaft m.b.H.	Austria
Lexmark Information Technology (China) Company Ltd	China
Lexmark Internacional, S.A. de C.V.	Mexico
Lexmark Internacional Servicios, S. de R.L. de C.V.	Mexico
Lexmark International Africa Sarl	Morocco
Lexmark International Algeria Sarl	Algeria
Lexmark International (Asia) S.A.R.L.	Switzerland
Lexmark International (Australia) Pty Ltd	Australia
Lexmark International BH d.o.o.	Bosnia
Lexmark International Bulgaria EOOD	Bulgaria
Lexmark International B.V.	Netherlands
Lexmark International (China) Limited	China
Lexmark International CRT d.o.o.	Croatia
Lexmark International (Czech) s.r.o.	Czech Republic
Lexmark International de Argentina, Inc.	Delaware
Lexmark International de Chile Ltda	Chile
Lexmark International de Mexico, S de RL de CV	Mexico
Lexmark International de Peru, SRL	Peru
Lexmark International de Uruguay S.A.	Uruguay
Lexmark International do Brasil Ltda.	Brazil
Lexmark International Egypt Ltd.	Egypt
Lexmark International Financial Services Company Ltd.	Ireland
Lexmark International Holdings I Sarl	Switzerland

Lexmark International Holdings II Sarl	Switzerland
Lexmark International (India) Private Limited	India
Lexmark International Investment Corporation	Delaware
Lexmark International, K.K.	Japan
Lexmark International Ltd.	U.K.
Lexmark International (Malaysia) Sdn. Bhd.	Malaysia
Lexmark International Middle East FZ-LLC	Dubai
Lexmark International NV	Belgium
Lexmark International Polska Sp.Z.o.o	Poland
Lexmark International (Portugal) Servicos de Assistencia e Marketing, Unipessoal, Lda.	Portugal
Lexmark International Puerto Rico	Puerto Rico
Lexmark International RS d.o.o.	Serbia
Lexmark International Rus LLC.	Russia
Lexmark International Saudi Arabia LLC	Saudi Arabia
Lexmark International S.A.S.U.	France
Lexmark International SCI	France
Lexmark International (Singapore) Pte Ltd	Singapore
Lexmark International (Slovakia) s.r.o.	Slovakia
Lexmark International South Africa (Pty) Limited	South Africa
Lexmark International Spain S.L.	Spain
Lexmark International S.r.l.	Italy
Lexmark International Technology Hungaria Kft	Hungary
Lexmark International Technology Romania Srl	Romania
Lexmark International Technology S.A.R.L.	Switzerland
Lexmark International Trading Corp.	Delaware
Lexmark Magyarország Kft	Hungary
Lexmark Mexico Holding Company, Inc.	Delaware
Lexmark Nordic, L.L.C.	Delaware
Lexmark Norway AS	Norway
Lexmark Operaciones Mexico, S. de R.L de C.V.	Mexico
Lexmark Receivables Corporation	Delaware
Lexmark Research & Development Corporation	Philippines
Lexmark S.A. (Korea) Ltd.	Korea
Lexmark (Schweiz) AG	Switzerland
Lexmark Suomi Oy	Finland
Limited Liability Company Kofax	Russia
Pallas Athena Caribbean B.V.	Curacao
ReadSoft Asia	Malaysia
ReadSoft Expert Systems AB	Sweden
ReadSoft Financial AB	Sweden
ReadSoft Inc.	Illinois
ReadSoft Latvia SIA	Latvia
ReadSoft Ltda	Brazil
ReadSoft Pty Ltd.	Australia
ReadSoft Software Services AB	Sweden
ReadSoft Southern Africa (Pty) Ltd	South Africa
ReadSoft US Solutions Lab, Inc.	North Carolina
Singularity Ltd.	Ireland
Singularity US, Inc.	Delaware
Softpro Latinoamerica Soluciones de Firmas Limitada	Chile
Softpro North America, Inc.	Delaware
Softpro Signature Management India Private Limited	India
Softpro UK Limited	UK